UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 24, 2018

CYTORI THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34375	33-0827593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3020 Callan Road, San Diego, California 92121

(Address of principal executive offices, with zip code)

(858) 458-0900

(Registrant's telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities

Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 3.03. Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information regarding the Certificate of Designation (as defined below) contained in Item 5.03 of this report is incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 25, 2018, Cytori Therapeutics, Inc. (“Cytori”) filed a Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (the “Certificate of Designation”) with the Delaware Secretary of State creating a new series of its authorized preferred stock, par value $0.001 per share, designated as the “Series C Convertible Preferred Stock” (the “Series C Preferred Stock”). The number of shares initially constituting the Series C Preferred Stock was set at 7,000 shares.

Each share of Series C Preferred Stock will be convertible, at Cytori’s option at any time on or after the second anniversary of the closing of the Rights Offering (as defined below), subject to certain conditions, or at the option of the holder at any time, into the number of shares of Cytori’s common stock, par value $0.001 per share (the “Common Stock”) determined by dividing the $1,000 stated value per share of the Series C Preferred Stock by a conversion price of $0.7986 per share. In addition, the conversion price per share is subject to adjustment for stock dividends, distributions, subdivisions, combinations or reclassifications. Subject to limited exceptions, a holder of the Series C Preferred Stock will not have the right to convert any portion of the Series C Preferred Stock to the extent that, after giving effect to the conversion, the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of Cytori’s Common Stock outstanding immediately after giving effect to its conversion.

Subject to certain exceptions, if Cytori issues or sells, or is deemed to have issued or sold, any shares of Common Stock or Common Stock Equivalents (as defined in the Certificate of Designation) for a consideration per share lower than the conversion price of the Series C Preferred Stock in effect immediately prior to such issuance or sale, or deemed issuance or sale, then the conversion price of the Series C Preferred Stock then in effect shall be reduced to an amount equal to such lower price pursuant to the terms of the Certificate of Designation.

In the event Cytori effects certain mergers, consolidations, sales of substantially all of its assets, tender or exchange offers, reclassifications or share exchanges in which its Common Stock is effectively converted into or exchanged for other securities, cash or property, Cytori consummates a business combination in which another person acquires 50% of the outstanding shares of its Common Stock, or any person or group becomes the beneficial owner of 50% of the aggregate ordinary voting power represented by Cytori’s issued and outstanding Common Stock, then, upon any subsequent conversion of the Series C Preferred Stock, the holders of the Series C Preferred Stock will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of shares of Common Stock then issuable upon conversion in full of the Series C Preferred Stock.

Holders of Series C Preferred Stock shall be entitled to receive dividends (on an as-if-converted-to-common-stock basis) in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of Common Stock.  Except as otherwise provided in the Certificate of Designation or as otherwise required by law, the Series C Preferred Stock has no voting rights.  Upon Cytori’s liquidation, dissolution or winding-up, whether voluntary or involuntary, holders of Series C Preferred Stock will be entitled to receive out of Cytori’s assets, whether capital or surplus, an amount equal to the $1,000 stated value per share for each share of Series C Preferred Stock before any distribution or payment shall be made to the holders of any junior securities.  Cytori is not obligated to redeem or repurchase any shares of Series C Preferred Stock. Shares of Series C Preferred Stock are not otherwise entitled to any redemption rights, or mandatory sinking fund or analogous fund provisions.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this report and incorporated by reference herein.

Item 8.01. Other Events.

On July 24, 2018, Cytori and Maxim Group LLC (“Maxim”) entered into an amendment (the “Amendment”) to the Dealer-Manager Agreement, dated June 22, 2018, by and between Cytori and Maxim, as dealer-manager. Under the Amendment, the Cytori and its subsidiaries have agreed, for a period of 90 days from the date of the closing of the Rights Offering (as defined below), not to issue, enter into any agreement to issue, or announce the issuance or proposed issuance of any Common Stock or securities convertible into or exercisable or exchangeable for Common Stock, subject to certain exceptions. The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 1.1 to this report and incorporated by reference herein.

On July 25, 2018, Cytori completed its previously announced rights offering pursuant to its effective registration statement on Form S-1, as amended (Registration Statement No. 333-224502), previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”), together with the additional registration statement relating to the rights offering filed with the SEC pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and a prospectus and prospectus supplement filed with the SEC (the “Rights Offering”). Pursuant to the Rights Offering, Cytori sold an aggregate of 6,723 units consisting of an aggregate of 6,723 shares of Series C Preferred Stock and 7,059,150 warrants, with each warrant exercisable for one share of Common Stock at an exercise price of $0.7986, from the date of issuance through its expiration 30 months from the date of issuance, resulting in net proceeds to Cytori of approximately $5.7 million, after deducting expenses relating to the Rights Offering, including dealer-manager fees and expenses, and excluding any proceeds received upon exercise of any warrants. Cytori intends to use the net proceeds for research and development, including the development of its current oncology pipeline, and to repay a portion of the amount outstanding under its Loan and Security Agreement, with Oxford Finance, LLC.

***

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements.  These forward-looking statements do not constitute guarantees of future performance. Investors are cautioned that statements that are not strictly historical statements, including, without limitation, statements regarding the intended use of proceeds from the Rights Offering, are forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause Cytori’s actual results and financial position to differ materially. Some of these risks include Cytori’s financial condition (including cash runway, Cytori’s ability to access additional capital to fund its business, and Cytori’s expectation that it will continue to incur losses at least in the near-term); clinical and regulatory uncertainties (including conduct and results of Cytori’s clinical trials and investigator-initiated clinical trials using its technology, and challenges in obtaining and maintaining regulatory clearances and approvals for its products); market acceptance of Cytori’s technologies, including introduction of superior technologies into its anticipated markets; Cytori’s ability to compete with larger, better financed competitors; dependence on third-party clinical investigators, suppliers and manufacturers; Cytori’s ability to commercialize and sell products; Cytori’s compliance with laws, rules and regulations applicable to its business; Cytori’s ability to attract and retain skilled personnel; Cytori’s volatile stock price; and Cytori’s ability to protect and expand its intellectual property rights; and other risks and uncertainties described under the "Risk Factors" in Cytori’s SEC filings. These forward-looking statements speak only as of the date made. Cytori assumes no obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any changes in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Item 9.01. Financial Statements and Exhibits

(d)Exhibits

Exhibit No.	Description
1.1	Amendment to Dealer-Manager Agreement, dated as of July 24, 2018, by and between Cytori Therapeutics, Inc. and Maxim Group LLC
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTORI THERAPEUTICS, INC.

Date: July 25, 2018	By: /s/ Tiago Girao
Tiago Girao
VP Finance and Chief Financial Officer